EXHIBIT 99.1

            Optimal Robotics Corp. Acquires RBA Inc. Service Business

Montreal, Quebec (October 1, 2003) -- Optimal Robotics Corp. (NASDAQ:OPMR), a leading North American provider of self-checkout systems to retailers and field services to retail, financial services and other third-party accounts, today announced the strategic acquisition of the services business of RBA Inc., a privately held company based in Montreal.

RBA is the largest independent Canadian provider of multi-vendor hardware maintenance outsourcing services, with over 350,000 sites being serviced and annual revenues of approximately Cdn.$41 million. RBA delivers its maintenance services through various business segments, including Interac/Credit Card POS systems, Video Lottery and Bring-In Centers. RBA provides its services through a network of approximately 35 branches and 550 employees.

The net cost of the RBA transaction is approximately Cdn.$10 million. Optimal has arranged for a credit facility with the Royal Bank of Canada to fund this acquisition. Optimal believes that the combination of the RBA business with Optimal's existing service organization will contribute positively to Optimal's financial results in 2004.

The RBA transaction presents significant synergies for the Optimal Services Group. It continues Optimal's strategy of growing its service and support business, as well as opens new markets, expands its customer base, increases its service offerings and provides access to additional products.

Optimal expects a seamless transition for customers and anticipates increased customer satisfaction through a broader base of knowledge and resources. Optimal anticipates immediate benefits for its customers as the operations are quickly integrated.

Over the past eighteen months, the Optimal Services Group has expanded its hardware and software maintenance services in the U.S. The RBA transaction will facilitate the expansion of these services in Canada. The Optimal Services Group provides technical support and service to customers through a network of field offices and hubs linked to a national dispatch and advisory center operating 24/7. In addition to servicing the needs of its self-checkout customers, the Optimal Services Group provides service and support to third-party accounts.

About Optimal Robotics Corp.

Optimal Robotics Corp. is a leading North American provider of self-checkout systems to retailers and field services to retail, financial services and other third-party accounts. Optimal now has approximately 1,000 employees, which includes approximately 540 field technicians covering North America, and repair facilities in Santa Ana, California;

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Toronto, Ontario; and Montreal, Quebec and service hubs throughout North
America. For more information about Optimal, visit the company's website at http://www.opmr.com/

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements may include projecting revenue and profit growth, and statements expressing comfort with analysts' earnings estimates. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause Optimal's actual results to differ materially.

These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our product and services, control of costs and expenses, domestic and international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Optimal with the Securities and Exchange Commission. Optimal disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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